EXHIBIT 99.2
     June 15, 2006
C. G. Kum,
3048 Calle de Marejada,
Camarillo, Calif. 93010.
     Re: Employment Agreement
Dear C. G.:
     This is your Employment Agreement (the “Agreement”) with First California Financial Group, Inc., a Delaware corporation (the “Company”). It sets forth the terms of your employment with the Company and its affiliates from time to time (together, the “Group”).
1. Your Position, Performance and Other Activities
     (a) Position. You will be employed in the position of Chief Executive Officer (“CEO”) of the Company and will report directly to the Company’s Board of Directors (the “Board”). You will be appointed to the Board as of your Start Date (as defined in Section 2) and the Company will use all reasonable efforts to cause you to be nominated for re-election each time your term expires during your employment. You agree to serve as a member of the Board, as well as a member of any Board committee to which you may be elected or appointed. You also agree that you will be deemed to have resigned from the Board and each Board committee voluntarily, without any further action by you, as of the end of your employment.
     (b) Authority, Responsibilities and Reporting. You will have the authority, responsibilities and reporting relationships that correspond to your position, including any particular authority, responsibilities and reporting relationships consistent with your position that the Board may assign to you from time to time and compliance with such policies of the Company as may be adopted from time to time.
     (c) Performance. During your employment, you will devote substantially all of your business time and attention to the Group and will use good faith efforts to discharge your responsibilities under this Agreement to the best of your ability.

During your employment, your place of performance will be the headquarters of the Company or First California Bank or such other place as the Board determines. Your performance will be reviewed by the Board on an on-going basis and no less frequently then annually.
     (d) Other Activities. During your employment, you will not render any business, commercial or professional services to any non-member of the Group. However, you may (1) serve on corporate, civic or charitable boards, (2) manage personal investments, and (3) deliver lectures, fulfill speaking engagements and teach at educational institutions, so long as (A) these activities do not interfere with your performance of your responsibilities under this Agreement and (B) any service on a corporate, civic or charitable board is disclosed at least annually to the Board.
2. Term of Your Employment
     This Agreement is being entered into in connection with the Agreement and Plan of Merger, dated as of June 15, 2006 (the “Merger Agreement”), by and among FCB Bancorp, National Mercantile Bancorp and the Company. Your employment under this Agreement will (a) begin on the date the Primary Merger, as that term is defined in the Merger Agreement, becomes effective (the “Start Date”), and (b) end at the close of business on the effective date of termination of your employment pursuant to Section 6 hereof. However, if the Merger Agreement or your employment with FCB Bancorp terminates for any reason before the Primary Merger is consummated, all the provisions of this Agreement will terminate and there will be no liability of any kind under this Agreement with the effect, among other things, that you will not become an officer, director or employee of the Company and are entitled to no payments or compensation under this Agreement. Your “Compensation Period” begins on your Start Date and will continue indefinitely, but can be terminated by either party providing at least 30 days’ advance written notice in accordance with Section 5(e). References in this Agreement to “your employment” are to your employment under this Agreement.
3. Your Compensation
     (a) Salary. During your employment, you will receive an annual base salary (as increased from time to time, your “Salary”) payable in accordance with the Group’s regular payroll practices. The starting amount of your Salary is $375,000. The Company will review your Salary at least annually commencing with fiscal 2008 and may increase at any time for any reason.
     (b) Incentive Compensation. You will be eligible to receive an annual bonus (your “Bonus”) for each fiscal year of the Group in accordance with the terms set forth on Annex A. Your total annual Bonus (cash plus equity awards) cannot exceed 150% of your Salary.
     (c) Initial Stock Options. In addition to your Salary and Bonus, on your Start Date, you will be awarded stock options to purchase 100,000 shares of the Company’s common stock (your “Sign-On Options"). Your Sign-On Options will be granted under the Company’s stock incentive plan and will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. Your Sign-On Options will vest 33 1/3%, 33 1/3% and 33 1/3% on the third, fourth and fifth anniversaries of the date of grant and will have a term of eight (8) years. Your Sign-On Options will be subject to the terms of the Company’s stock incentive plan and to the terms of your award agreement under it.
4. Other Employee Benefits
     (a) Vacation. You will be entitled to paid annual vacation during your employment in accordance with Company policy; provided, that in no event shall such vacation be less than four (4) weeks per year.
     (b) Business Expenses. You will be reimbursed for all business expenses incurred by you in performing your responsibilities under this Agreement. However, your reimbursement will be subject to the Group’s normal practices for senior executives.
     (c) Facilities. During your employment, you will be provided with office space, facilities, secretarial support and other business services consistent with your position on a basis that is at least as favorable as that provided to similarly situated senior executives of the Group.
     (d) Employee Benefit Plans. During your employment, you will be eligible to participate in the Group’s employee benefit and welfare plans, including plans providing retirement benefits, medical, dental, hospitalization, life or disability insurance, on a basis that is at least as favorable as that provided to similarly situated senior executives of the Group.
5. Termination of Your Employment
     (a) No Reason Required. You or the Company may terminate your employment at any time for any reason, or for no reason, subject to compliance with Section 5(e).
     (b) Termination by the Company for Cause.
          (1) “Cause” means any of the following:
     (A) Your continued failure, either due to willful action or as a result of gross neglect, to substantially perform your duties and responsibilities to the Group under this Agreement (other than any such failure resulting from your incapacity due to physical or mental illness) that, if capable of being cured, has not been cured within thirty (30) days after written notice is delivered to you by the Company, which notice specifies in reasonable detail the manner in which the Company believes you have not substantially performed your duties and responsibilities.
     (B) Your engagement in conduct which is demonstrably and materially injurious to the Group, or that materially harms the reputation or financial position of the Group, unless the conduct in question was undertaken in good faith on an informed basis with due care and with a rational business purpose and based upon the honest belief that such conduct was in the best interest of the Group.
     (C) Your indictment or conviction of, or plea of guilty or nolo contendere to, a felony or any other crime involving dishonesty, fraud or moral turpitude.
     (D) Your being found liable in any SEC or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not you admit or deny liability) where the conduct which is the subject of such action is demonstrably and materially injurious to the Group.
     (E) Your breach of your fiduciary duties to the Group which may reasonably be expected to have a material adverse effect on the Group.
     (F) Your (i) obstructing or impeding, (ii) endeavoring to influence, obstruct or impede, or (iii) failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity (an “Investigation”). However, your failure to waive attorney-client privilege relating to communications with your own attorney in connection with an Investigation shall not constitute “Cause.”
     (G) Your removing, concealing, destroying, purposely withholding, altering or by any other means falsifying any material which is requested in connection with an Investigation.
     (H) Your disqualification, bar, order or similar requirement by any governmental or self-regulatory authority from serving as an officer or director of any member of the Group or your loss of any governmental or self-regulatory license that is reasonably necessary for you to perform your responsibilities to the Group under this Agreement, if (i) the disqualification, bar or loss continues for more than 30 days and (ii)during that period the Group uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced. While any disqualification, bar or loss continues during your employment, you will serve in the capacity contemplated by this Agreement to whatever extent legally permissible and, if your employment is not permissible, you will be placed on leave (which will be paid to the extent legally permissible).
     (I) Your unauthorized use or disclosure of confidential or proprietary information, or related materials, or the violation of any of the terms of the Company’s standard confidentiality policies and procedures, in the case of any item identified in this clause (I) which may reasonably be expected to have a material adverse effect on the Group and that, if capable of being cured, has not been cured within 30 days after written notice is delivered to you by the Company, which notice specifies in reasonable detail the alleged unauthorized use or disclosure or violation.
     (J) Your violation of the Group’s (i) workplace violence policy or (ii) policies on discrimination, unlawful harassment or substance abuse.
For this definition, no act or omission by you will be “willful” unless it is made by you in bad faith or without a reasonable belief that your act or omission was in the best interests of the Group.
     (c) Your Termination for Good Reason Following a Change in Control.
     (1) “Good Reason” means the occurrence (without your expressed written consent) of any of the following within the 18-month period following a Change in Control:
     (A) The assignment of duties substantially inconsistent with your position, duties, responsibilities and status as Chief Executive Officer of the Company (except in connection with a for Cause termination).
     (B) A 5% or greater reduction by the Group in your Salary, Bonus target or benefits as in effect prior to the Change of Control.
     (C) The Group’s requiring you to be based anywhere other than within Los Angeles or Ventura County, California, exclusive of required travel on business.
     (d) Termination on Disability or Death.
     (1) The term “Disability” means your absence from your responsibilities with the Company on a full-time basis for 180 business days in any consecutive 12 months as a result of incapacity due to mental or physical illness or injury. If the Company determines in good faith that your Disability has occurred, the Company may give you Termination Notice (as defined below). If within 30 days of the Termination Notice you do not return to full-time performance of your responsibilities, your employment will terminate. If you do return to full-time performance in that 30-day period, the Termination Notice will be cancelled for all purposes of this Agreement. Except as provided in this Section 5(c), your incapacity due to mental or physical illness or injury will not affect the Company’s obligations under this Agreement.
     (2) Your employment will terminate automatically on your death. If you die before your employment starts, all the provisions of this Agreement will also terminate and there will be no liability of any kind under this Agreement.
     (e) Advance Notice Generally Required.

     (1) To terminate your employment, either you or the Company must provide a Termination Notice to the other. A “Termination Notice” is a written notice that states the specific provision of this Agreement on which termination is based, including, if applicable, the specific clause of the definition of Cause and a reasonably detailed description of the facts that permit termination under that clause. (The failure to include any fact in a Termination Notice that contributes to a showing of Cause does not preclude the Company from asserting that fact in enforcing its rights under this Agreement.)
     (2) You and the Company agree to provide 30 days’ advance Termination Notice of any termination, unless your employment is terminated by the Company for Cause or because of your Disability or death. Accordingly, the effective date of termination of your employment will be 30 days after Termination Notice is given, except that (A) the effective date will be the date of the Company’s Termination Notice if your employment is terminated by the Company for Cause, although the Company may provide a later effective date in the Termination Notice, (B) the effective date will be 30 days after Termination Notice is given if your employment is terminated because of your Disability, and (C) the effective date will be the time of your death if your employment is terminated because of your death. The Company may elect to place you on paid leave for all or part of the advance notice period. Notwithstanding the foregoing, if you give the Company Termination Notice, the Company in its sole discretion may waive the 30-day notice requirement and accelerate the effective date of termination of your employment to any earlier date.
6. The Company’s Obligations in Connection with Your Termination
     (a) General Effect. On termination your employment will end and the Group will have no further obligations to you except as provided in this Section 6.
     (b) On or before March 1, 2009, by the Company Without Cause. If, on or before March 1, 2009, the Company terminates your employment without Cause:
     (1) The Company will pay you the following as of the end of your employment: (A) your unpaid Salary through the date of termination, (B) your Salary for any accrued but unused vacation, and (C) any accrued expense reimbursements and other cash entitlements (together, your “Accrued Compensation”). In addition, the Company will timely pay you any amounts and provide to you any benefits that are required, or to which you are entitled, under any plan, contract or arrangement of the Group (together, the “Other Benefits”).
     (2) The Company will pay you an amount equal to two (2) times your then current Salary payable in accordance with the Company’s form of separation agreement as in effect from time to time.
     (3) If you timely elect to continue your Company-provided group health insurance coverage pursuant to the federal COBRA law, the Company will reimburse you for the cost of such COBRA premiums, at the same level as you maintain as of the date of termination, through the end of the COBRA period (18 months), or until such time as you qualify for health insurance benefits through a new employer, whichever occurs first. The reimbursement shall be for 100% of your COBRA premiums, as well as for your eligible dependents’ COBRA premiums, and the coverage to be provided on this basis shall be health and dental coverage.
     (c) After March 1, 2009, by the Company Without Cause. If, after March 1, 2009, the Company terminates your employment without Cause:
     (1) The Company will pay you the following as of the end of your employment your Accrued Compensation and Other Benefits; and
     (2) If at least seven member out of ten of the Board (or a similar proportion if the number of Board members changes) has voted in favor of your termination, the Company will pay you an amount equal to 0.5 times your then current Salary payable in accordance with the Company’s form of separation agreement as in effect from time to time; or
     (3) If less than seven member out of ten of the Board (or a similar proportion if the number of Board members changes) has voted in favor of your termination, the Company will pay you an amount equal to 1.5 times your then current Salary plus 150% of the average of the Bonuses you received during the prior two fiscal years, payable in accordance with the Company’s form of separation agreement as in effect from time to time.
     (4) If you timely elect to continue your Company-provided group health insurance coverage pursuant to the federal COBRA law, the Company will reimburse you for the cost of such COBRA premiums, at the same level as you maintain as of the date of termination, through the end of the COBRA period (18 months), or until such time as you qualify for health insurance benefits through a new employer, whichever occurs first. The reimbursement shall be for 100% of your COBRA premiums, as well as for your eligible dependents’ COBRA premiums, and the coverage to be provided on this basis shall be health and dental coverage.
     (d) By the Company For Cause or by You for Any Reason. If the Company terminates your employment for Cause or you terminate your employment for any reason, the Company will pay your Accrued Compensation and provide your Other Benefits.
     (e) Your Disability or Death. If your employment terminates because of Disability or death, the Company will pay you your Accrued Compensation, a pro-rated portion of your prior year’s Bonus based on the number days worked during the year of termination and provide your Other Benefits.
     (f) Change in Control. If within 18 months following a “Change in Control” (as defined below), the Company terminates your employment without Cause or you terminate your employment for Good Reason, the Company will pay you the greater of (i) the payments in Section 6(b) or (ii) 2.99 times your average annual compensation (Salary and Bonus) over the prior 5 years (or such shorter period as you have been employed); provided however, that this payment may be subject to the reduction set forth in Annex B.
A “Change in Control” shall mean any transaction or series of related transactions as a result of which:
          (i) the Company consummates a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of its assets (each a “Business Combination”), in each case unless immediately following the consummation of such Business Combination all of the following conditions are satisfied:
               (A) Persons, who, immediately prior to such Business Combination, were the beneficial owners of the Outstanding Voting Securities of the Company, beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity (the “Resulting Entity”) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries);
               (B) no Person, other than the Existing Shareholder Group, beneficially owns (within the meaning of Rule l3d-3), directly or indirectly, more than: (i) 50% of the then outstanding combined voting power of the Outstanding Voting Securities of the Resulting Entity, except to the extent that such Person’s beneficial ownership of the Company immediately prior to the Business Combination exceeded such threshold, and (ii) beneficially owns more the Existing Shareholder Group;
               (C) at least one-half of the members of the board of directors of the Resulting Entity were members of the Board at the time the Board authorized the Company to enter into the definitive agreement providing for such Business Combination; or
          (ii) any Person acquires beneficial ownership (within the meaning of Rule 13d-3) of more than 50% of the combined voting power (calculated as provided in Rule l3d-3 in the case of rights to acquire securities) of the then Outstanding Voting Securities of the Company and has greater beneficial ownership than the Existing Shareholder Group; provided, however, that for purposes of this clause, the following acquisitions shall not constitute a Change of Control: (x) any acquisition directly from the Company, (y) any acquisition by the Company, (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (zz) any acquisition by the Existing Shareholder Group.
“Existing Shareholder Group” shall mean John Birchfield, James Birchfield, Carl R. Pohlad (the “Individual Shareholders”), members of the immediate family of the Individual Shareholders, and any affiliated Person of Individual Shareholders or any member of their immediate family.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, which definition shall include a “person” within the meaning of Section 13(d)(3) of the Exchange Act.
“Outstanding Voting Securities” of any Person means the outstanding securities of such Person entitling the holders thereof to vote generally in the election of directors of such Person
     (g) Condition. The Company will not be required to make the payments and provide the benefits stated in this Section 6 unless you execute and deliver to the Company an agreement releasing from all liability (other than liability to make the payments and provide the benefits contemplated by this Agreement and any indemnification rights you may otherwise be entitled to) each member of the Group and any of their respective past or present officers, directors, employees or agents.
     (h) Timing. The benefits provided in this Section 6 will begin after the end of your employment.
7. No Public Statements or Disparagement
     You agree that you will not make any public statement that would libel, slander or disparage any member of the Group or any of their respective past or present officers, directors, employees or agents.
8. Effect on Other Agreements; Entire Agreement
     This Agreement is the entire agreement between you and the Company with respect to the relationship contemplated by this Agreement and supersedes any earlier agreement, written or oral, with respect to the subject matter of this Agreement. In entering into this Agreement, no party has relied on or made any representation, warranty, inducement, promise or understanding that is not in this Agreement. You hereby acknowledge that you are not subject to any obligation which would in any way restrict the performance of your duties hereunder.
9. Successors
     (a) Payments on Your Death. If you die and any amounts are or become payable under this Agreement, we will pay those amounts to your estate.
     (b) Assignment by You. You may not assign this Agreement without the Company’s consent. Also, except as required by law, your right to receive payments or benefits under this Agreement may not be subject to execution, attachment, levy or similar process. Any attempt to effect any of the preceding in violation of this Section 9(b), whether voluntary or involuntary, will be void.
     (c) Assumption by any Surviving Company. Before the effectiveness of any merger, consolidation, statutory share exchange or similar transaction (including an exchange offer combined with a merger or consolidation) involving the Company (a “Reorganization”) or any sale, lease or other disposition (including by way of a series of transactions or by way of merger, consolidation, stock sale or similar transaction involving one or more subsidiaries) of all or substantially all of the Company’s consolidated assets (a “Sale”), the Company will cause (1) the Surviving Company to unconditionally assume this Agreement in writing and (2) a copy of the assumption to be provided to you. After the Reorganization or Sale, the Surviving Company will be treated for all purposes as the Company under this Agreement. The “Surviving Company” means (i) in a Reorganization, the entity resulting from the Reorganization or (ii) in a Sale, the entity that has acquired all or substantially all of the assets of the Company.
10. Disputes
     (a) Employment Matters. This Section 10 applies to any controversy or claim between you and the Group arising out of or relating to or concerning this Agreement or any aspect of your employment with the Group or the termination of that employment (together, an “Employment Matter”).
     (b) Mandatory Arbitration. Any controversy arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or any other controversy arising out of you employment, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in the County of Los Angeles, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Los Angeles, California, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure §§ 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator’s award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties hereto acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement or your employment. The parties agree hereto that the Company shall be responsible for payment of the forum costs of any arbitration hereunder, including the Arbitrator’s fee. You and the Company further agree that in any proceeding to enforce the terms of this Agreement, the prevailing party shall be entitled to its or his reasonable attorneys’ fees and costs (other than forum costs associated with the arbitration) incurred by it or him in connection with resolution of the dispute in addition to any other relief granted. Notwithstanding this provision, the parties hereto may mutually agree to mediate any dispute prior to or following submission to arbitration.

     (c) Limitation on Damages. You and the Group agree that there will be no punitive damages payable as a result of any Employment Matter and agree not to request punitive damages.
     (d) Enforcement of Arbitration Awards. You or the Group may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in the County of Los Angeles, California to enforce any arbitration award under Section 10(b).
     (e) Jurisdiction and Choice of Forum. You and the Group irrevocably submit to the exclusive jurisdiction of any state or federal court located in the County of Los Angeles, California over any Employment Matter that is not otherwise arbitrated or resolved according to Section 10(b). This includes any action or proceeding to compel arbitration or to enforce an arbitration award. Both you and the Group (1) acknowledge that the forum stated in this Section 10(e) has a reasonable relation to this Agreement and to the relationship between you and the Group and that the submission to the forum will apply even if the forum chooses to apply non-forum law, (2) waive, to the extent permitted by law, any objection to personal jurisdiction or to the laying of venue of any action or proceeding covered by this Section 10(e) in the forum stated in this Section, (3) agree not to commence any such action or proceeding in any forum other than the forum stated in this Section 10(e) and (4) agree that, to the extent permitted by law, a final and non-appealable judgment in any such action or proceeding in any such court will be conclusive and binding on you and the Group. However, nothing in this Agreement precludes you or the Group from bringing any action or proceeding in any court for the purpose of enforcing the provisions of Section 10(b) and this Section 10(e).
     (f) Waiver of Jury Trial. To the extent permitted by law, you and the Group waive any and all rights to a jury trial with respect to any Employment Matter.
     (g) Governing Law. This Agreement, and all questions relating to its validity, interpretation, performance and enforcement, as well as the legal relations hereby created between the parties hereto, shall be governed by and construed under, and interpreted and enforced in accordance with, the laws of the State of California, notwithstanding any California or other conflict of law provision to the contrary .
11. General Provisions
     (a) Construction. (1) References (A) to Sections are to sections of this Agreement unless otherwise stated; (B) to any contract (including this Agreement) are to the contract as amended, modified, supplemented or replaced from time to time; (C) to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section; (D) to any governmental authority include any successor to the governmental authority; (E) to any plan include any programs, practices and policies; (F) to any entity include any corporation, limited liability company, partnership, association, business trust and similar organization and include any governmental authority; and (G) to any affiliate of any entity are to any person or other entity directly or indirectly controlling, controlled by or under common control with the first entity.
     (2) The various headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.
     (3) Unless the context requires otherwise, (A) words describing the singular number include the plural and vice versa, (B) words denoting any gender include all genders and (C) the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation.”
     (4) It is your and the Group’s intention that this Agreement not be construed more strictly with regard to you or the Group.
     (b) Withholding. You and the Group will treat all payments to you under this Agreement as compensation for services. Accordingly, the Group may withhold from any payment any taxes that are required to be withheld under any law, rule or regulation.
     (c) Severability. If any provision of this Agreement is found by any court of competent jurisdiction (or legally empowered agency) to be illegal, invalid or unenforceable for any reason, then (1) the provision will be amended automatically to the minimum extent necessary to cure the illegality or invalidity and permit enforcement and (2) the remainder of this Agreement will not be affected.
     (d) No Set-off or Mitigation. Except if your employment is terminated by the Company for Cause, your and the Company’s respective obligations under this Agreement will not be affected by any set-off, counterclaim, recoupment or other right you or any member of the Group may have against each other or anyone else. You do not need to seek other employment or take any other action to mitigate any amounts owed to you under this Agreement.
     (e) Notices. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed given (1) on the business day sent, when delivered by hand or facsimile transmission (with confirmation) during normal business hours, (2) on the business day after the business day sent, if delivered by a nationally recognized overnight courier or (3) on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested, in each case to the following address or number (or to such other addresses or numbers as may be specified by notice that conforms to this Section 11(e)):
     If to you, to your address then on file with the Company’s payroll department.
     If to the Company or any other member of the Group, to:
First California Financial Group, Inc.

1880 Century Park East
Los Angeles, CA 90067
Attention: Chairman of the Board
                    Vice Chairman of the Board
Facsimile: (805) 445-1388
     (f) Consideration. This Agreement is in consideration of the mutual covenants contained in it. You and the Group acknowledge the receipt and sufficiency of the consideration to this Agreement and intend this Agreement to be legally binding.
     (g) Amendments and Waivers. Any provision of this Agreement may be amended or waived but only if the amendment or waiver is in writing and signed, in the case of an amendment, by you and the Company or, in the case of a waiver, by the party that would have benefited from the provision waived. Except as this Agreement otherwise provides, no failure or delay by you or the Group to exercise any right or remedy under this Agreement will operate as a waiver, and no partial exercise of any right or remedy will preclude any further exercise.
     (h) Legal Counsel; Mutual Drafting. Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. Each party has cooperated in the drafting, negotiation and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language. You agree and acknowledge that you have read and understand this Agreement, are entering into it freely and voluntarily, and have been advised to seek counsel prior to entering into this Agreement and have had ample opportunity to do so.
     (i) Golden Parachute Limitation. Anything in this Agreement to the contrary notwithstanding, the Company shall not be obligated to make any payment hereunder that would be prohibited as a “golden parachute payment” or “indemnification payment” under Section 18(k) of the Federal Deposit Insurance Act.
     (j) Key Employee Delay on Payments. Notwithstanding the timing of payments set forth in Agreement, if the Company determines that you are a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended and that, as a result of such status, any portion of the payment under this Agreement would be subject to additional taxation, the Company will delay paying any portion of such payment until the earliest permissible date on which payments may commence without triggering such additional taxation (with such delay not to exceed six (6) months), with the first such payment to include the amounts that would have been paid earlier but for the above delay.
     (k) Third-Party Beneficiaries. Subject to Section 9, this Agreement will be binding on, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and assigns. This Agreement does not confer any rights, remedies, obligations or liabilities to any entity or person other than you and the Company and your and the Company’s permitted successors and assigns, although (1) this Agreement will inure to the benefit of the Group and (2) Section 9(a) will inure to the benefit of the most recent persons named in a notice under that Section.
     (l) Prior Agreements. You are presently the Chief Executive Officer and President of FCB Bancorp and its subsidiary First California Bank. You acknowledge and agree that, if the Start Date occurs, except for accrued and unpaid salary to Start Date, reimbursement of expenses and accrued and unpaid vacation, you are entitled to no further or additional compensation from FCB Bancorp or any affiliate of FCB Bancorp under any agreement, contract or understanding that presently exists, or exists between now and the Start Date. Without limiting the generality of the foregoing, under such circumstance you shall not be entitled to any bonus or incentive compensation for 2006 or any part thereof, it being intended that the incentive compensation arrangement under Annex A shall supersede any agreement or understanding with FCB Bancorp or its affiliates.
12. Counterparts.
This Agreement may be executed in counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement. However, this Agreement will not be effective until the date both parties have executed this Agreement.

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Signature Page Follows

Very truly yours,

FIRST CALIFORNIA FINANCIAL GROUP, INC.

/s/ Scott Montgomery
Name:	Scott Montgomery
Title:	President and Chief Executive Officer

Accepted and agreed to:

/s/ C. G. Kum
C. G. Kum

June 15, 2006

Annex A
Incentive Compensation
Prior to the beginning of each fiscal year beginning after your Start Date, the Board will set an earnings target for the Company, which shall be an after tax, after bonus accrued target (“Net Earnings Target”). If the Company achieves 85% or more of the Net Earnings Target, you shall be entitled to receive a Bonus equal to (A) the percentage derived by dividing the Company’s actual Net Earnings by the Net Earnings Target (but in no case exceeding 115%) multiplied by (B) 3% multiplied by (C) the Company’s Net Earnings. The resulting amount shall constitute your Bonus.
Additionally, if the Bonus earned in any fiscal year would exceed 120% of your Salary, then the excess above 120% shall be payable, at the sole discretion of the Company, in cash, restricted stock (valued at the then current market price) or stock options (valued based upon the Black-Scholes or similar method and with a vesting schedule to be mutually agreed) provided, however, that your total Bonus (both cash and restricted stock or stock options) shall not exceed 150% of your Salary.
You shall not be entitled to any Bonus with respect to a fiscal year unless you are employed on the last day of such fiscal year. It is expected that you will be paid your Bonus within two and one-half months of the end of the fiscal year in which it is earned.
For the fiscal year in which the Primary Merger becomes effective, you and the Company will agree on a mutually acceptable bonus based on your existing bonus arrangement with FCB Bancorp. But in no event will the bonus for the fiscal year in which the Primary Merger is effective be less than the bonus that you would have earned on your existing bonus arrangement with FCB Bancorp assuming the absence of the Primary Merger transaction, as determined in good faith by the Board.
Significant Acquisitions. In any compensation year in which there is a Significant Acquisition which has not been factored into the Net Earnings Target for such fiscal year, the Incentive Compensation targets will be adjusted as appropriate to enable the Incentive Compensation payout to match the expectations of the Board.
A “Significant Acquisition” shall mean: (i) the purchase by the Company of securities representing more than 50% of the voting power of an entity either: (A) that has total assets, as of the end of the most recent fiscal quarter preceding the acquisition that exceed 25% of the consolidated total assets of the Company as of such date; or (B) has net earnings for the four fiscal quarters preceding the acquisition that exceed 25% of the consolidated net earnings of the Company for such four quarters; or (ii) the acquisition of at least 80% of the assets of an entity, and either (A) such assets have a book value in excess of 25% of consolidated total assets of the Company as of the end of the Company’s most recent fiscal quarter; or (B) such entity has net earnings for the four fiscal quarters preceding the acquisition that exceed 25% of the consolidated net earnings of the Company for such four quarters; (iii) the merger between the Company or a direct or indirect subsidiary with an entity that either: (A) has total assets, as of the end of the most recent fiscal quarter for which such entity has finalized financial statements, that exceed 25% of the consolidated total assets of the Company as of such date; or (B) has net earnings for the four fiscal quarters preceding the acquisition that exceed 25% of the consolidated net earnings of the Company for such four quarters.
It is the intent of this adjustment to allow the Board to adjust the Net Earnings Target to reflect the incremental increase in net earnings anticipated by the Board to result from the Significant Acquisition, not to readjust upward the Net Earnings Target related to the pre-acquisition business of the Company based on the performance of the Company prior to the closing of the Significant Acquisition. But in no event will the annual Bonus for the year during which a Significant Acquisition is completed be less than that which would have been earned absent such Significant Acquisition as determined in good faith by the Board.

Annex B
Limitation on Payments Following a Change in Control
     Notwithstanding anything in the Agreement to the contrary, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company (or any of its affiliated entities) or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of Executive (whether pursuant to the terms of this Agreement or otherwise) (the “Payments”) would be subject to the excise tax (the “Excise Tax”) under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the amounts payable to Executive under this Agreement shall be reduced (reducing first the payments under Section 4(a)(ii), unless an alternative method of reduction is elected by Executive) to the maximum amount as will result in no portion of the Payments being subject to such excise tax (the “Safe Harbor Cap”). For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable to Executive under this Agreement (and no other Payments) shall be reduced, unless consented to by Executive.
     All determinations required to be made under this Section 5 shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from the Company or the Executive that there has been a Payment, or such earlier time as is requested by the Company. Notwithstanding the foregoing, in the event (i) the Board shall determine prior to the Change in Control that the Accounting Firm is precluded from performing such services under applicable auditor independence rules or (ii) the Audit Committee of the Board determines that it does not want the Accounting Firm to perform such services because of auditor independence concerns or (iii) the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Board shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). If payments are reduced to the Safe Harbor Cap, the Accounting Firm shall provide a reasonable opinion to Executive that he or she is not required to report any Excise Tax on his or her federal income tax return. All fees, costs and expenses (including, but not limited to, the costs of retaining experts) of the Accounting Firm shall be borne by the Company. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on Executive’s applicable federal income tax return will not result in the imposition of a negligence or similar penalty. In the event the Accounting Firm determines that the Payments shall be reduced to the Safe Harbor Cap, it shall furnish Executive with a written opinion to such effect. The determination by the Accounting Firm shall be binding upon the Company and Executive.